Exhibit 99.1

September 13, 2019

Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Attn: Board of Directors

Gentlemen:

Effective immediately, I hereby voluntarily and irrevocably tender my resignation as a member of the board of directors (the “Board”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”) and from any and all other capacities and positions at the Company, including without limitation, any position as a member of any committee of the Board.

Sincerely,

/s/ Sean F. Armstrong
Name: Sean F. Armstrong